Sinkler & Boyd, P.A.
                                Attorneys at Law
                               The Palmetto Center
                          1426 Main Street, Suite 1200
                       Columbia, South Carolina 29201-2834


                                                 November 19, 1997




Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York 100017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to South Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "South Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/ SINKLER & BOYD, PA
                                           ----------------------------
                                               Sinkler & Boyd, PA